EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-109828 and No. 333-112003 and Form F-3 No. 333-99601) of
Healthcare Technologies Ltd. of our report dated June 29, 2006, with respect to the consolidated financial statements of Healthcare Technologies Ltd. and subsidiaries included in the Annual Report (Form 20-F) for the year December 31, 2005 filed with securities and exchange commission.

Tel Aviv Israel                                  KOST, FORER  GABBAY & KASIERER
June 29, 2006                                    A Member of Ernst &Young Global

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                         Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-109828 and No. 333-112003 and Form F-3 No. 333-99601) of
Healthcare Technologies Ltd. of our report dated June 29, 2006, with respect to the consolidated financial statements of Savyon Diagnostics Ltd. included in the Annual Report (Form 20-F) for the year December 31, 2005 filed with securities and exchange commission.

Tel Aviv Israel                                  KOST, FORER  GABBAY & KASIERER
June 29, 2006                                    A Member of Ernst &Young Global